                         NOTICE OF GUARANTEED DELIVERY
                                       TO
                         TENDER SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                            MELAMINE CHEMICALS, INC.

    As set forth in Section 3 of the Offer to Purchase described below, this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) or the associated preferred share purchase rights (the "Rights") are not immediately available or the certificates for Shares or Rights and all other required documents cannot be delivered to IBJ Schroder Bank & Trust Company (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary.

                          THE DEPOSITARY FOR THE OFFER IS:

                       IBJ SCHRODER BANK & TRUST COMPANY

                                   FACSIMILE:
                                 (212) 858-2611

                             CONFIRM BY TELEPHONE:
                                 (212) 858-2103

           BY MAIL:                    BY HAND/OVERNIGHT DELIVERY:
         P.O. Box 84                         One State Street
    Bowling Green Station                New York, New York 10004
New York, New York 10274-0084   Attention: Reorganization Operations Dept.
  Attention: Reorganization         Securities Processing Window SC-1
            Dept.

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tender(s) to MC Merger Corp., a Delaware corporation, which is a wholly owned subsidiary of Borden Chemical, Inc., a Delaware corporation, which is itself a subsidiary of Borden, Inc., a New Jersey corporation ("Borden"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 15, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock, par value $.01 per share (the "Shares"), of Melamine Chemicals, Inc., a Delaware corporation, and the associated Rights, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Signature(s)                                   Address(es)

Name(s) of Record Holders                                        Zip Code

            Please Type or Print               Area Code and Tel. No(s)

Number of Shares and Rights                    Check one box if Shares and Rights will be
                                               tendered by book-entry transfer)

Certificate Nos. (If Available)                / / The Depository Trust Company

                                               / / The Philadelphia Depository Trust Company

                                               Account Number

Dated , 1997

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares and Rights tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares and Rights complies with Rule 14e-4, (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company or The Philadelphia Depository Trust Company (each a "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof and (d) guarantees, if a Distribution Date (as defined in the Offer to Purchase) occurs, to deliver certificates representing the Rights ("Rights Certificates") in proper form for transfer, or to deliver such Rights pursuant to the procedure for book-entry transfer into the Depositary's account at a Book-Entry Transfer Facility, together with, if Rights are forwarded separately, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within the later of (1) three Nasdaq National Market trading days after the date hereof and (2) three business days after the date the Rights Certificates are distributed to holders of Shares.

                Name of Firm                               Authorized Signature

                                                                   Name
                   Address                                 Please Type or Print

                                               Title
                  Zip Code

                                               Dated , 1997
           Area Code and Tel. No.

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR, IF A DISTRIBUTION DATE OCCURS,
      RIGHTS WITH THIS NOTICE. CERTIFICATES FOR SHARES OR IF A DISTRIBUTION DATE OCCURS, RIGHTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                       3